SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 23, 2011
Ford Credit Floorplan Master Owner Trust A — Series 2011-1
(Issuer of the notes)
Ford Motor Credit Company LLC
(Exact name of Sponsor as specified in its charter)

Ford Credit Floorplan Corporation	Ford Credit Floorplan LLC

(Exact names of registrants as specified in their respective charters)

Delaware	Delaware

(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

333-148505	38-2973806	333-148505-01	38-3372243

(Commission File Number)	(I.R.S. Employer Identification No.)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Ford Motor Company c/o Ford Credit SPE Management Office World Headquarters — Suite 801-C1 One American Road Dearborn, Michigan	48126	c/o Ford Motor Company c/o Ford Credit SPE Management Office World Headquarters — Suite 801-C1 One American Road Dearborn, Michigan	48126

(Address of Principal Executive Offices)	(Zip Code)	(Address of Principal Executive Offices)	(Zip Code)

(313) 594-3495	(313) 594-3495

(Registrant’s telephone number including area code)	(Registrant’s telephone number including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.04 Failure to Make a Required Distribution
     On March 23, 2011, the Servicer discovered that, due to an administrative error, the interest paid on the March 15, 2011 Payment Date on the Issuer’s Series 2011-1, Class A-1, Class B, Class C and Class D Notes was calculated using an incorrect number of days in the interest period (19 days, rather than 21 days). As a result, the interest on the Class A-1, Class B, Class C and Class D Notes was underpaid on the March 15, 2011 Payment Date by $44,166.67, $2,677.78, $10,875.00 and $5,755.56, respectively. The shortfall on each Class, with interest on such shortfall at the related Note Interest Rate from March 15, 2011 to April 15, 2011, will be paid to the related Noteholders on the April 15, 2011 Payment Date, which will cure the interest shortfall within the cure period provided for in the Series 2011-1 transaction documents. The Servicer is filing this Form 8-K to provide notice to the related Noteholders of the interest shortfall, and does not believe that the failure to make the required distribution is material because the shortfall arose as a result of an administrative error and will be repaid, with interest, on the next Payment Date within the cure period provided for in the Series 2011-1 transaction documents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Servicer, on behalf of the issuing entity, has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Ford Credit Floorplan Master Owner Trust A (Issuing entity) By: Ford Motor Credit Company LLC (Servicer)
By:	/s/ Daniel Gardetto
	Name:	Daniel Gardetto
	Title:	Assistant Treasurer

Dated: March 28, 2011

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